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                                                                       EXHIBIT 4

                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT


         AMENDMENT NO. 2 TO RIGHTS AGREEMENT, dated as of November 17, 2000, between DT INDUSTRIES, INC., a Delaware corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., as Rights Agent, acting at the Company's direction (the "Rights Agent"), amending the Rights Agreement, dated as of August 18, 1997, as amended by Amendment No. 1 dated as of November 5, 1998, between the Company and the Rights Agent (as amended, the "Rights Agreement").


                               W I T N E S S E T H

         WHEREAS, Section 27 of the Rights Agreement provides that the Company may prior to the Distribution Date supplement or amend the Rights Agreement without the approval of any holders of certificates representing shares of Common Stock;

         WHEREAS, on November 9, 2000, the Board, at a duly convened meeting thereof, approved amending the Rights Agreement as set forth herein; and

         WHEREAS, in compliance with Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as hereinafter set forth.

         NOW, THEREFORE, the parties hereby amend the Rights Agreement as follows:

         1. Section 1 of the Rights Agreement is hereby amended by adding the following definition thereto:

            "(at) "SWIB" shall mean the State of Wisconsin Investment Board."

         2. Section 1(a) of the Rights Agreement is hereby amended by adding the following parenthetical phrase after the phrase "15% or more" contained in the first sentence thereof:

            "(twenty percent (20%) or more in the case of SWIB)"

         3. Section 3(a) of the Rights Agreement is hereby amended by adding the following parenthetical phrase after the phrase "15% or more" contained in the first sentence thereof:

            "(twenty percent (20%) or more in the case of SWIB)"

         4. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by Amendment No. 1 and this Amendment No. 2.




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         5. Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Rights Agreement.

         6. Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         7. By execution of this Amendment No. 2, the Company hereby certifies to the Rights Agent that the amendments to the Rights Agreement reflected herein comply with Section 27 of the Rights Agreement.

         8. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed, all as of the day and year first above written.


                                    DT INDUSTRIES, INC.



                                    By:   /s/ Dennis S. Dockins
                                          --------------------------
                                          Name: Dennis S. Dockins
                                          Title:  General Counsel and Secretary


                                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C., as Rights Agent



                                    By:   /s/Linda M. Welch
                                          --------------------------
                                          Name: Linda Welch
                                          Title:  Assistant Vice President